EXHIBIT A

	Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf in the capacities set out herein below.

Dated: March 8, 2002	HANSEATIC CORPORATION

		By s/Paul A. Biddelman
		   --------------------------
		   Paul A. Biddelman,
		   President

Dated: March 8, 2002
		S/Wolfgang Traber
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		Wolfgang Traber